                                      SCHEDULE A

                                    March 9, 1998

                      Robertson Stephens Diversified Growth Fund
                       Robertson Stephens Growth & Income Fund
                   Robertson Stephens Global Low-Priced Stock Fund
                   Robertson Stephens Global Natural Resources Fund
                         Robertson Stephens Global Value Fund
                       Robertson Stephens Information Age Fund
                        Robertson Stephens International Fund
                       Robertson Stephens MicroCap Growth Fund